EXHIBIT 99.1

Digirad Corporation Announces Appointment of Todd Clyde as Chief Executive Officer

POWAY, Calif.-October 20, 2008-Digirad Corporation (Nasdaq: DRAD) today announced the appointment of Todd P. Clyde as president and chief executive officer. He replaces Mark Casner, 53, who resigned as president, chief executive officer and director of the company to pursue new business opportunities effective today. Clyde has been chief financial officer since November 2002 and will continue in that position in an interim capacity until a new chief financial officer is appointed.

King Nelson, chairman of Digirad’s board of directors, said: “We are pleased to announce the appointment of Todd Clyde as president and chief executive officer. His experience in our market and detailed understanding of the company make him the perfect fit to lead Digirad, as we continue to execute on our Centers of Influence and other key programs with a new focus on profitability and positive cash flow. We also thank Mark for his leadership and many contributions to Digirad during his tenure as CEO.”

“I look forward to working with our leadership team in this new role to realize the full potential of our business,” said Clyde. “I also look forward to providing an update regarding the Company’s performance for the third quarter ended September 30, 2008, during our conference call scheduled at 8 a.m. Pacific on Thursday, October 23, 2008.”

Clyde, 40, joined Digirad as chief financial officer in November 2002. In December 2007, he was promoted to executive vice president, chief financial officer and product head. Prior to joining Digirad, he held senior finance and accounting positions at Verance Corporation, I-Bus/Phoenix and Ernst & Young, LLP. Clyde holds a Bachelor of Science degree in accounting and a Masters of Accountancy from Brigham Young University.

About Digirad

Digirad Corporation provides diagnostic nuclear and ultrasound imaging systems and services to physicians’ offices, hospitals and other medical services providers for cardiac, vascular, and general imaging applications. Digirad’s Cardius XPO line of nuclear imaging cameras use patented solid-state technology and unique multi (dual, triple) head design for superior performance and advanced features for sharper digital images, faster processing, compact size, lighter weight for portability, ability to handle patients up to 500 pounds, and improved patient comfort compared to standard nuclear cameras. Digirad’s 2020tc general-purpose nuclear imager has a small footprint and may also be configured for fixed or mobile use to supplement primary imaging. Digirad’s installed base of equipment exceeds 550 systems; in addition, a mobile fleet of 164 nuclear and ultrasound imaging systems is being used in 22 states and the District of Columbia, primarily in the eastern, midwestern and southwestern United States. For more information, please visit www.digirad.com. Digirad®, Digirad Imaging Solutions®, and Cardius® are registered trademarks of Digirad Corporation.

Forward Looking Statements

Statements in this press release that are not a description of historical facts are forward looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts and use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning. Examples of such forward looking statements include statements regarding improvements in performance and results of actual use. Actual performance, results and benefits results may differ materially from those set forth in this press release due to risks and uncertainties inherent in the use of new technology, working conditions, work force, and use of Digirad’s camera systems and services, reliability, recalls, and other risks detailed in Digirad’s filings with the U.S. Securities and Exchange Commission, including Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward looking statements, which speak only as of the date hereof. All forward looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward looking statements contained herein.

Investor Contact:

Dan Matsui

Allen & Caron

949-474-4300

Company Contact:

Todd Clyde

CFO

858-726-1600

ir@digirad.com